Exhibit 8.4.2

                      Form of Registration Rights Agreement

                                 [See Attached]

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is entered into as of March 31, 1998 among UCI Medical Affiliates, Inc., a Delaware corporation (the "Company"); MainStreet Healthcare Corporation, a Delaware corporation ("MainStreet"); Frank Corker, M.D. ("Corker"); Michael J. Dare ("Dare"); David Ellis, D.O. ("Ellis"); Pamela K. Erdman, M.D. ("Erdman"); Harold Holloway, M.D. ("Holloway"); Laykoon Huang, M.D. ("Huang"); A. Wayne Johnson ("Johnson"); Izhak Oliver, M.D. ("Oliver"); PENMAN Private Equity and Mezzanine Fund, L.P., a Delaware limited partnership ("Penman"); Richard Petit, P.A. ("Petit"); Practice Acquisition Consultants, Inc., a corporation ("PAC"); and Robert G. Riddett, Jr. ("Riddett"). Corker, Dare, Ellis, Erdman, Holloway, Huang, Johnson, Oliver, Penman, Petit, PAC and Riddett are hereinafter collectively known as the "Mainstreet Shareholders".

                                    RECITALS

         This Agreement is made pursuant to that certain Acquisition Agreement and Plan of Reorganization dated as of February 9, 1998 among the Company; UCI Medical Affiliates of Georgia, Inc.; Mainstreet; MainStreet Healthcare Medical Group, P.C.; MainStreet Healthcare Medical Group, PC; Prompt Care Medical Center, P.C.; Johnson; Penman; Riddett; and Dare (the "Acquisition Agreement"). In order to induce the Holders, respectively, to enter into the Acquisition Agreement and to accept shares of the Company's common stock as provided in the Acquisition Agreement, the Company has agreed to provide the registration rights set forth in this Agreement. In order to induce the Company to provide the registration rights set forth in this Agreement and to issue shares of its common stock to the Holders pursuant to the Acquisition Agreement, the Holders have agreed to provide the covenants set forth in this Agreement.

         In consideration of the foregoing premises, the mutual promises of the parties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                               TERMS OF AGREEMENT


         1. Definitions. The following terms not otherwise defined shall have the meanings ascribed to them below:

         1933 Act shall mean the US Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

         Demand Right shall mean the right of a Demand Percentage of the Holders to make one (1) demand for registration of the Registrable Shares as described in Section 2 of this Agreement.

         Demand Percentage of the Holders shall mean the Holder or Holders at the relevant time of more than twenty percent (20%) of the number of Registrable Shares issued to the Holders in the aggregate upon the closing of the Acquisition Agreement.


REGISTRATION RIGHTS AGREEMENT
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         Holder shall mean any one of Mainstreet, Corker, Dare, Ellis, Erdman,
Holloway, Huang, Johnson, Oliver, PAC, Penman, Petit, and Riddett, and Holders shall mean collectively two or more of Mainstreet, Corker, Dare, Ellis, Erdman, Holloway, Huang, Johnson, Oliver, PAC, Penman, Petit, and Riddett and their respective successors and permitted assigns, if any.

         Piggy-Back Registration shall mean the right of the Holders to participate as selling shareholders for the Registrable Shares in a public offering registered with the SEC under the 1933 Act by the Company as described in Section 3 of this Agreement.

         Registrable Shares shall mean the shares of the Company's common stock issued to the Holders pursuant to the Acquisition Agreement.

         SEC shall mean the United States Securities and Exchange Commission.

         Termination Date shall mean the first to occur of: (i) the first (1st) anniversary of the date hereof, or (ii) the expiration of the holding period applicable to resale by the Holders of the Registrable Shares under SEC Rule 144(d), as amended, or (iii) the registration of all the Registrable Shares.

         All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Acquisition Agreement.

         2. Demand Registration Rights. The Company shall provide to the Holders demand registration rights for the Registrable Shares upon the following terms and conditions:

                  (a) If on or before the Termination Date the Company receives written demand from a Demand Percentage of the Holders requesting that all or a portion of the Registrable Shares then held by them be registered pursuant to this Section 2(a), then subject to the limitations set forth herein and provided that the Company has not previously provided written notice to the Holders pursuant to Section 3(a) specifying the Company's election to file a registration statement, the Company shall within sixty (60) days following the Company's receipt of such written demand, prepare and file with the SEC a Form S-3 registration statement (or such other available form of registration statement selected by the Company) as a "shelf" registration under Rule 415 (to the extent available for use in such registration) under the 1933 Act governing and permitting the resale to the public of the Registrable Shares then held by such Holders and included in such written demand, and shall use its reasonable best efforts to cause such registration statement to become effective and to maintain the effectiveness of such registration statement for a period of nine
(9) calendar months after the initial effective date of such registration statement. The Company shall use its best efforts to register or qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such United States jurisdictions (not exceeding ten (10) in the aggregate) as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions and further provided that (anything herein to the contrary notwithstanding with respect to the bearing of expenses) if any jurisdiction in which the Registrable Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of the Registrable Shares be borne by selling shareholders, then such expenses shall be payable by the Holders pro rata to the extent required by such jurisdiction. In connection with any registration effected pursuant to this Section 2(a), the Company shall apply for listing and use its best efforts to list

REGISTRATION RIGHTS AGREEMENT
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the Registrable Shares being registered on any national securities exchange on which the Company's common stock is listed, or if the Company's common stock is not listed on a national securities exchange, apply for qualification and use its best efforts to qualify the Registrable Shares being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

                  (b) The Holders collectively shall be entitled to exercise the Demand Right only one (1) time in the aggregate, and the number of Registrable Shares subject to such Demand Right must not be fewer than the lesser of (i) 50,000 shares or (ii) all the Registrable Shares then held by such Holders. In the event that a Demand Percentage of the Holders exercise the Demand Right, all the Holders then holding Registrable Shares shall be given a reasonable opportunity (upon not less than ten (10) days notice) to elect to participate in such registered offering. The exercise of a Demand Right by any one or more of the Holders shall eliminate the availability of such Demand Right as to all Holders. In the event the Holders enter into an underwriting or similar agreement with an underwriter selected by the Holders of Registrable Shares in connection with such Holders' exercise of such Demand Right, then subject to the limitations set forth in this Section 2(b), the Company hereby agrees to cooperate with such underwriter, including entering into an agreement with the managing underwriter of such offering (in usual and customary form applicable to an issuer in an underwritten secondary offering of such issuer's securities held solely by selling shareholders) and delivering applicable opinions of counsel and accountant's comfort letters as may be reasonably requested by such managing underwriter; provided: (a) such cooperation does not prohibit or in any way limit the Company's use of a Form S-3 registration statement in connection with the Holders' exercise of such Demand Right; (b) such cooperation does not violate any applicable state or federal law or regulation, including without limitation the rules and regulations of the SEC, (c) such underwriting is a "firm commitment" underwriting and not a "best efforts" underwriting, and (d) the Holders pay all costs, expenses, and commissions of such underwriter and any costs reasonably incurred by the Company as a consequence of the Company being a party to any agreement with, or making any representation or warranty to, such underwriter (including the costs of any attorney fees incurred in connection with the negotiation with any such underwriter or in connection with any opinion(s) of counsel reasonably requested by such underwriter or any costs and expenses relating to accountants' comfort letters).

                  (c) Notwithstanding the foregoing, with respect to any demand made pursuant to Section 2(a) that is received by the Company more than thirty
(30) days following the date of this Agreement

         (i) if the Company shall furnish to the Holders requesting to exercise the Demand Right a certificate signed by the president of the Company stating that in the good faith judgment of the Board of Directors, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed at the date filing would be required, and it is therefore essential to defer the filing of such registration statement, the Company shall have an additional period of not more than ninety (90) days within which to file such registration statement; and

         (ii) if the Company has begun in good faith to actively pursue the possibility of registering certain of its securities, either for its own account or the account of a security holder or holders, the Company shall not be obligated to take any action to effect a registration pursuant to Section 2(a) until one hundred twenty (120) days after the effective date of the registration statement with respect to the contemplated registration or the cessation by the Company of discussions regarding a possible offering; provided, however, that should the Company's

REGISTRATION RIGHTS AGREEMENT
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         obligation under Section 2(a) be suspended pursuant to the terms of this Section 2(c) by virtue of the commencement by the Company of discussions regarding a possible offering, such suspensions shall be effective for no more than ninety (90) days unless within such ninety
         (90) days the Company has filed a registration statement with respect to such offering.

                  (d) Should any registration effected hereunder be terminated or withdrawn prior to its effectiveness as a consequence of the action or inaction of the Holders requesting such registration or pursuant to an agreement between the Company and the Holders requesting such registration with respect to the Registrable Shares, the Company shall be deemed to have satisfied its obligations hereunder and shall have no further obligation to effect any registration hereunder; provided however, that to the extent the Holders included in any registration statement withdrawn or terminated pursuant to this
Section 2(d) were not included in any earlier registration statement so withdrawn or terminated, the Company shall not be deemed to have satisfied its obligations hereunder to such Holders in the event such Holders immediately reimburse the Company for all out-of-pocket costs and expenses incurred by the Company in connection with such terminated or withdrawn registration.

                  (e) In the event MainStreet is the first Holder to exercise the Demand Right, the Company agrees that in connection with such registration, to the extent requested by MainStreet, the Company will prepare and file one (1) post-effective amendment to the registration statement filed in such registration for the sole purpose of including as a selling shareholder any Holder of Registrable Shares whose shares were not included in such registration statement as initially declared effective, provided that such request for such post-effective amendment from MainStreet is made following the effective date of such registration statement and on or before the date six (6) months following the date of this Agreement, and provided further that any Holder included in any such amendment pays all costs incurred by the Company in connection with the printing and distribution of any offering documentation made necessary in connection with such amendment.

         3. Piggy-Back Registration Rights. The Company shall provide to the Holders piggy-back registration rights for the Registrable Shares upon the following terms and conditions:

                  (a) If on or before the Termination Date the Company elects to file a registration statement to register for public offering any shares of its common stock of the same class as the Registrable Shares in an underwritten public offering, the Company shall provide the Holders who then hold Registrable Shares with not less than twenty (20) days prior written notice of the proposed date of filing of such registration statement. Within ten (10) days after receiving notice of the proposed registration, the Holders who then hold Registrable Shares can elect to be selling shareholders and include their Registrable Shares, or any portion thereof, in such offering (a "Piggy-Back Registration"), subject to the restrictions set forth herein, in the 1933 Act, and in the rules and regulations promulgated by the SEC. The Company will not be obligated or required to give such notice or to include any Registrable Shares in any registration effected solely to implement an employee benefit or similar qualified or non-qualified stock option plan (e.g., a Form S-8 registration statement) or a merger or other transaction to which SEC Rule 145 or the equivalent is applicable (e.g., a Form S-4 registration statement). In any underwritten Piggy-Back Registration, the Company shall have the exclusive right to select the investment bankers and managing underwriters for such registered offering and to negotiate the underwriting or similar agreement. The Company may at any time and from time to time, without the consent of any Holder, delay, suspend, abandon or withdraw any Registration Statement described in this
Section 3(a) and any related, proposed or actual offering or other distribution in which any Holder has requested inclusion of such Holder's Registrable Shares pursuant to this Section 3(a).

REGISTRATION RIGHTS AGREEMENT
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                  (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this Section 3 to include any of the Registrable Shares in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and the underwriter selected by the Company and all other shareholders participating in such offering, and then only in such quantity as will not, in the written opinion of the underwriter, jeopardize the success of the offering by the Company; provided, however, that the underwriter may not limit the amount of the Registrable Shares included in such registration and underwriting to less than an amount equal to twenty percent (20%) of the amount of all the Company's securities included within such registration and underwriting.

         4. Other Obligations Regarding Registration.

                  (a) Subject to Section 2(b), Section 2(e) and Section 7, all expenses (excluding any underwriter or selling agent's discounts and commissions applicable to Registrable Shares sold by the Holders) incurred in connection with any registration pursuant to this Agreement shall be borne by the Company; provided, however, that the Company shall not be required to pay fees and costs of legal counsel or other advisors for the Holders.

                  (b) The Company agrees that, in connection with any registration statement required by this Agreement, it shall prepare and file whatever pre-effective and post-effective amendments and whatever supplements or revised prospectuses that the 1933 Act or SEC may require and that it shall furnish to the Holders and their advisors a reasonable number of preliminary, final, supplemental, and revised prospectuses required under the 1933 Act. The Company hereby agrees to cooperate with the counsel for the Holders in connection with the preparation and filing of any registration statement required by this Agreement, including any amendments and supplements thereto.


         5. Obligations of Holders.

                  (a) Each Holder of Registrable Shares proposed to be included in any registration statement contemplated by this Agreement shall furnish to the Company in writing such information as the Company may reasonably require from such Holder, and otherwise reasonably cooperate with the Company in connection with any registration statement with respect to such Registrable Shares.

                  (b) The failure of any Holder of Registrable Shares proposed to be included in any registration statement contemplated by this Agreement to furnish any information or documents in accordance with any provision contained in this Agreement shall not affect the obligations of the Company under this Agreement to any remaining Holders who furnish such information and documents unless in the reasonable opinion of counsel to the Company or the managing underwriter, such failure impairs or may impair they viability of the offering or the legality of the registration statement or the underlying offering.

                  (c) The Holders of Registrable Shares included in any registration statement contemplated by this Agreement shall not (until further notice) effect sales thereof after receipt of telegraphic or written notice from the Company to suspend sales to permit the Company to correct or update such registration statement or prospectus; but the obligations of the Company with respect to maintaining any registration statement current and effective shall be extended by a period of days equal

REGISTRATION RIGHTS AGREEMENT
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to the period such suspension is in effect, and the Company shall use its best efforts to lift such suspension.

                  (d) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided by Section 2 hereof (and any extensions thereof required by Section 5(c)), the Holders of Registrable Shares included in such registration statement shall discontinue sales of shares pursuant to such registration statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by such registration statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold promptly after receipt of such notice from the Company.

                  (e) Each of the Holders, if the managing underwriters so request in connection with any underwritten registration of the Company's securities, shall not, without prior written consent of such underwriters, effect any public sale or other distribution of any equity securities of the Company, including any sale pursuant to SEC Rule 144, during the seven (7) days prior to, and during the ninety (90) day period commencing on the effective date of such underwritten registration, except in connection with such underwritten registration. The Holders agree to execute and deliver such customary and standard lock-up agreement as requested by the managing underwriters to effectuate the foregoing restrictions, so long as the Company is not in default under its obligations under this Agreement.

                  (f) No Holder may participate in any underwritten registration pursuant to this Agreement unless such Holder (i) agrees to sell such Holder's Registrable Shares on the basis provided in any underwriting arrangements approved by the persons entitled under the provisions of this Agreement to approve such arrangements, and (ii) completes, executes, and delivers all questionnaires, powers of attorney, indemnities, custody agreements, certificates, underwriting agreements, and other documents reasonably required by the terms of such underwriting arrangements. Any Holder to be included in any underwritten registration shall be entitled at any time to withdraw such Registrable Shares from such registration prior to its effective date in the event that such Holder shall disapprove of any of the terms of the related underwriting agreement, but only if such Holder is permitted to do so by the managing underwriters or pursuant to any agreement therewith.

                  (g) Each Holder acknowledges and agrees that to the extent such Holder is the beneficial owner of five percent (5%) or more of the Common Stock of the Company, or is a member of a "group" (as that term is defined in the Securities Exchange Act of 1934) that beneficially owns five percent (5%) or more of the Common Stock of the Company, the underwriter or underwriters selected by the Company to facilitate the public distribution of the Company's securities in a registered public offering may require as a condition to such underwriter's obligation to the Company that such Holder or group deliver to such underwriter an executed agreement or other undertaking pursuant to which such Holder or group agrees, without the prior written consent of such underwriter, not to offer, sell, transfer or otherwise dispose of any shares of the Company's Common Stock in the public market for a designated period following the closing of such registered offering, and that in such event, each Holder hereby agrees to execute such agreement or undertaking as may be reasonably requested by the underwriter(s), but only to the extent all other beneficial owners of five percent (5%) or more of the then outstanding Common Stock also execute such agreement.




REGISTRATION RIGHTS AGREEMENT
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         6. Indemnification.

                  (a) The Company shall indemnify the Holders, each of the Holders' officers and directors, and each person controlling the Holders, and each underwriter, if any, with respect to such registration effected pursuant to
Section 2 or 3 hereof, against all claims, losses, damages and liabilities (or action in respect thereto) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will reimburse the Holders, each of the Holders' officers and directors, and each person controlling the Holders, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon information furnished to the Company by the Holders or their respective agents in writing for inclusion in the applicable registration statement.

                  (b) The Holders of Registrable Shares included in any registration statement contemplated by this Agreement shall jointly and severally indemnify the Company, each of its directors and officers, and each underwriter, if any, of the Company's securities covered by such registration statement, and each person who controls the Company within the meaning of the 1933 Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reasonable reliance upon information furnished to the Company by the Holders in writing for inclusion in the registration statement (provided that the Holders have been provided with the opportunity to review any such registration statement prior to its effectiveness, and the Company has responded to any comments of the Holders with respect to matters pertaining to such Holders in the registration statement and such Holders have expressed their satisfaction with such response(s)), or any violation by the Holders of any rule or regulation promulgated under the 1933 Act applicable to the Holders and relating to any action or inaction required of the Holders in connection with any such registration, and will reimburse the Company, such directors, officers, persons or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim loss damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, nor, in the case of a sale directly by the Company of its securities (including a sale of such securities through any underwriter retained by the Company to engage in a distribution solely on behalf of the Company), shall the Holder be liable to the Company in any case in which such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the of the securities to the person asserting any such loss, claim, damage or liability in any case where such delivery is

REGISTRATION RIGHTS AGREEMENT
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required to be made by the Company by the 1933 Act. Notwithstanding any other terms of this Section 6(b) to the contrary, to the extent any other stockholder to whom the Company has previously granted registration rights is a participant (the "Participant") in a registration in which any Holder hereunder is a participant, the indemnification obligation of such Holder to the Company hereunder shall be construed so that it is no more or less favorable to such Holder than if such Holder had been obligated under the indemnification obligation applicable to the Participant under the Participant's registration rights agreement with the Company.

                  (c) If the indemnification provided for in Section 6(a) or 6(b) is unavailable to or insufficient to hold harmless an indemnified party under such Sections in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportions as is appropriate to reflect the relative fault of the Company and each Holder in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Holder and the parties' relative intent, knowledge, access to information and the opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 6(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 6(c). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 6(c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (d) The obligations of the Company and the Holders under this
Section 6 shall survive the completion of any offering of Registrable Shares in a registration statement under this Agreement.

         7. Tax Consequences. The Company does not warrant or represent, and shall not be liable for, the tax consequences to the Holders for the exercise of the Holders' rights under this Agreement (including, without limitation, the potential tax consequences of the exercise of any of the Holders' rights hereunder or the treatment of the transactions under the Acquisition Agreement as a tax-free reorganization under Section 368 of the U.S. Internal Revenue
Code).

         8. Miscellaneous.

                  (a) Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented and any waiver or consent to or any departure from any of the provisions of this Agreement may not be given and shall not become effective, unless and until (in each case) the Company shall have agreed in writing thereto and shall have received the prior written consent of (i) a Demand Percentage of the Holders to any such amendment, modification, supplement,

REGISTRATION RIGHTS AGREEMENT
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wavier, or consent and (ii) with respect to any such amendment, modification, supplement, waiver, or consent which would be detrimental to a Holder, such Holder.

                  (b) Notices. All notices, requests, approvals, consents, demands and other communication provided for or permitted hereunder shall be in writing, signed by an authorized representative of the sender and addressed to the respective party at the address set forth below:

                  UCI:                UCI Medical Affiliates, Inc.
                                      1901 Main Street, Suite 1200
                                      Columbia, SC  29201
                                      Attn.:  Jerry F. Wells

                  with copy to:       Julian Hennig III, Esquire
                                      Nexsen Pruet Jacobs & Pollard, LLP
                                      P.O. Drawer 2426
                                      Columbia, SC 29202

                  MainStreet:         MainStreet Healthcare Corporation
                                      2370 Main Street
                                      Tucker, Georgia 30084
                                      Attn:  A. Wayne Johnson

                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338

                  Corker:             Frank Corker, M.D.
                                      __________________
                                      __________________


                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338

                  Dare:               Michael J. Dare
                                      2370 Main Street
                                      Tucker, Georgia 30084


REGISTRATION RIGHTS AGREEMENT
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                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338

                  Ellis:              David Ellis, D.O.
                                      __________________
                                      __________________


                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338

                  Erdman:             Pamela K. Erdman, M.D.
                                      __________________
                                      __________________


                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338

                  Holloway:           Harold Holloway, M.D.
                                      __________________
                                      __________________


                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338

                  Huang:              Laykoon Huang, M.D.
                                      __________________
                                      __________________


                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338




REGISTRATION RIGHTS AGREEMENT
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                  Johnson:            A. Wayne Johnson
                                      2370 Main Street
                                      Tucker, Georgia 30084

                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338

                  Oliver:             Izhak Oliver, M.D.
                                      __________________
                                      __________________


                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338

                  PENMAN:             PENMAN Private Equity and Mezzanine
                                          Fund, L.P.
                                      333 West Wacker Drive
                                      Suite 510
                                      Chicago, IL 60606
                                      Attn:  Kelvin J. Pennington

                  with copy to:       Mark D. Schindel
                                      333 West Wacker Drive
                                      Suite 510
                                      Chicago, IL 60606

                  with additional
                   copy to:           Mark Kindelin, Esquire


                  Petit:              Richard Petit, P.A.
                                      __________________
                                      __________________



                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338

REGISTRATION RIGHTS AGREEMENT
PAGE 11

                  Riddett:            Robert G. Riddett, Jr.
                                      2370 Main Street
                                      Tucker, Georgia 30084

                  with copy to:       Sheldon E. Friedman, Esquire
                                      S. Friedman & Associates, P.C.
                                      1050 Crown Pointe Parkway
                                      Suite 1550
                                      Atlanta, GA 30338

         A party hereto may change its respective address by notice in writing given to the other parties to this Agreement. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following; (i) when delivered to the party to whom such notice, request, approval, consent, demand or the communication is being given, or (ii) three (3) business days after being duly deposited in the United States mail, certified, return receipt requested.

                  (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding of the successors and assigns of each of the parties, including without limitation, subsequent Holders of the Registrable Shares, who must agree to be bound by all the terms and conditions of this Agreement by executing a joinder hereto.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                  (e) Headings. The headings in this Agreement are for convenience of reference only and shall not constitute a part of this Agreement, nor shall they affect their meaning, construction, or effect.

                  (f) Governing Law. The validity, performance, construction, and effect of this Agreement shall be governed by and construed in accordance with the internal laws of the State of South Carolina, without giving effect to principles of conflicts of law. Jurisdiction and venue (subject to proper service of process) shall be exclusively in the state and federal courts for the County of Richland in the State of South Carolina.

                  (g) Severability. In the event that any one or more of the provisions contained herein, or the applicable thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (h) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company affecting the Registrable Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject

REGISTRATION RIGHTS AGREEMENT
PAGE 12
matter, and supplements, but does not limit or abrogate, any similar provisions of the Acquisition Agreement.

                  (i) Majority of Holders. After the exercise by the Holders of a Demand Right hereunder, all decisions and actions of the Holders shall require the approval of Holders owning greater than fifty (50) percent of the number of Registrable Shares.

         IN WITNESS WHEREOF, the parties have executed and delivered this Registration Rights Agreement to be legally binding and effective as of the date first above written.

COMPANY:

UCI MEDICAL AFFILIATES, INC.                  __________________________________
                                              David Ellis, D.O.
By:___________________________________
Name:_________________________________
Title:________________________________        __________________________________
                                              Pamela K. Erdman, M.D.
HOLDERS:

MAINSTREET HEALTHCARE                         __________________________________
 CORPORATION                                  Harold Holloway, M.D.

By:___________________________________
Name:_________________________________        __________________________________
Title:________________________________        Laykoon Huang, M.D.

PENMAN PRIVATE EQUITY AND
  MEZZANINE FUND, L.P.                        __________________________________
By: Penman Asset Management, L.P.             A. Wayne Johnson
Its: General Partner

      By:_____________________________        __________________________________
             Kelvin Pennington                Izhak Oliver, M.D.
      Its: General Partner

                                              __________________________________
_________________________________             Robert G. Riddett, Jr.
Richard Petit, P.A.

                                              PRACTICE ACQUISITION CONSULTANTS,
_________________________________             INC.
Frank Corker, M.D.

                                              By: ______________________________
_________________________________               Its:____________________________
Michael J. Dare


REGISTRATION RIGHTS AGREEMENT
PAGE 13